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                                                              EXHIBIT (a)(3)(ii)

                                    OFFER BY

                      VAN KAMPEN SENIOR FLOATING RATE FUND

                             TO PURCHASE 23,135,904
                            OF ITS COMMON SHARES AT
                        NET ASSET VALUE PER COMMON SHARE

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated April 20, 2000, of Van Kampen Senior Floating Rate Fund (the "Trust") and related Letter of Transmittal pursuant to which the Trust is offering to purchase up to 23,135,904 of its common shares of beneficial interest with par value of $0.01 per share (the "Common Shares") at the net asset value per Common Share ("NAV") determined as of 5:00 P.M. Eastern Standard time on the Expiration Date (defined below) upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal (which together constitute the "Offer"). An "Early Withdrawal Charge" will be imposed on most Common Shares accepted for payment which have been held for less than one year.

     The Offer to Purchase and the Letter of Transmittal are being forwarded to you as the beneficial owner of Common Shares held by us for your account but not registered in your name. A tender of such shares can be made only by us as the holder of record and only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER COMMON SHARES WE HOLD FOR YOUR ACCOUNT.

     Your attention is called to the following:

          (1) The tender price is the NAV per Common Share determined as of 5:00 P.M. Eastern Standard time on the Expiration Date. An "Early Withdrawal Charge" will be imposed on most Common Shares accepted for payment which have been held for less than one year.

          (2) The Offer is not conditioned upon any minimum number of Common Shares being tendered, but is subject to certain conditions set forth in the Offer to Purchase.

          (3) The Offer and withdrawal rights expire at 12:00 Midnight Eastern Standard time on May 19, 2000, unless extended (the "Expiration Date").

          (4) The Offer is for 23,135,904 Common Shares.

          (5) Tendering shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 5 of the Letter of Transmittal, transfer taxes on the purchase of Common Shares by the Trust pursuant to the Offer. However, a broker, dealer or selling group member may charge a fee for processing the transaction on your behalf.

          (6) If more than 23,135,904 Common Shares are duly tendered prior to the expiration of the Offer, the Trust presently intends to, assuming no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in the Offer, but is under no obligation to, extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 23,135,904 Common Shares (or such greater number of Common Shares sought) on a pro rata basis.

     If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Common Shares, all such Common Shares will be tendered
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unless you specify otherwise on the attached instruction form. WE MUST RECEIVE YOUR INSTRUCTIONS, IF ANY, SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE (MAY 19, 2000) TO PROVIDE US WITH TIME TO PROCESS SUCH INSTRUCTIONS AND FORWARD THEM TO THE DEPOSITARY SO THAT THE DEPOSITARY WILL RECEIVE THEM ON OR PRIOR TO SUCH EXPIRATION DATE. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT EASTERN STANDARD TIME ON MAY 19, 2000, UNLESS THE OFFER IS EXTENDED.

     The Trust is not making the Offer to, nor will it accept tenders from or on behalf of, owners of Common Shares in any jurisdiction in which the Offer or its acceptance would violate the securities, Blue Sky or other laws of such jurisdiction. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Trust's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                                  INSTRUCTIONS
                            WITH RESPECT TO OFFER BY
                      VAN KAMPEN SENIOR FLOATING RATE FUND
                             TO PURCHASE 23,135,904
                            OF ITS COMMON SHARES AT
                        NET ASSET VALUE PER COMMON SHARE

     THIS FORM IS NOT TO BE USED TO TENDER COMMON SHARES DIRECTLY TO THE DEPOSITARY. IT SHOULD BE SENT TO YOUR BROKER ONLY IF YOUR BROKER IS THE HOLDER OF RECORD OF YOUR COMMON SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF. IT SHOULD BE SENT TO SUCH BROKER SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE (MAY 19, 2000) TO PROVIDE THE BROKER WITH TIME TO PROCESS THESE INSTRUCTIONS AND FORWARD THEM TO THE DEPOSITARY SO THAT THE DEPOSITARY WILL RECEIVE THEM ON OR PRIOR TO THE EXPIRATION DATE (MAY 19, 2000).

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 20, 2000, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Van Kampen Senior Floating Rate Fund (the "Trust") to purchase 23,135,904 common shares of beneficial interest with par value of $0.01 per share (the "Common Shares") at the net asset value per Common Share determined as of 5:00 P.M. Eastern Standard time on the Expiration Date on the terms and subject to the conditions of the Offer. The undersigned acknowledges that an "Early Withdrawal Charge" will be imposed on most Common Shares accepted for payment which have been held for less than one year.

     The undersigned hereby instructs you to tender to the Trust the number of Common Shares indicated below (or, if no number is indicated below, all Common Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

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                         Aggregate number of Common Shares to be tendered
                                  by you for us (fill in number below):
                                            ______ Common Shares

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Unless otherwise indicated above, it will be assumed that all of the Common Shares held for the account of the undersigned are to be tendered.

                                  SIGNATURE(S)

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     ......................................................................

     ......................................................................
                      (SIGNATURES(S) OF BENEFICIAL OWNERS)

     ......................................................................
                                (ACCOUNT NUMBER)

     ......................................................................
                   (PLEASE PRINT NAME(S) AND ADDRESSES HERE)

     ......................................................................
                        (AREA CODE AND TELEPHONE NUMBER)

     ......................................................................
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)

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     Date: April 20, 2000

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